                                                               EXHIBIT 4.1


                      FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT, dated as of June 30, 1999 (this "AMENDMENT"), to the Existing Credit Agreement (as defined below), is made among LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS") and the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or as defined by reference in, ARTICLE I) signatories hereto.

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, the U.S. Lenders, the Canadian Lenders, the U.S. Agent, the Canadian Agent, Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, are parties to a Credit Agreement, dated as of May 15, 1998 (as amended, supplemented, amended and restated or otherwise modified to the date hereof, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement to (i) allow the Canadian Borrower to enter into a construction loan from the Manitoba Development Corporation in an aggregate principal amount not to exceed Cdn $2,700,000 to assist the Canadian Borrower in expanding and upgrading the existing production facility at 150 Beghin Avenue in Winnipeg, Manitoba (the "CANADIAN PROPERTY") as well as purchasing new equipment and other services related to such expansion (the "NEW EQUIPMENT"), such loan to be secured by a Lien on the Canadian Property and the New Equipment, and (ii) add an additional tranche of term loans in the aggregate principal amount of $30,000,000 to be used to repay U.S. Revolving Loans outstanding on the First Amendment Effective Date; and

         WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                      PART I
                                    DEFINITIONS

         SUBPART I.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "AMENDMENT" is defined in the PREAMBLE.

         "BORROWERS" is defined in the PREAMBLE.

         "CANADIAN BORROWER" is defined in the PREAMBLE.

         "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

         "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "CANADIAN PROPERTY" is defined in the SECOND RECITAL.

         "FIRST AMENDMENT" is defined in SUBPART 3.1.

         "FIRST AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

         "NEW EQUIPMENT"  is defined in the SECOND RECITAL.

         "U.S. BORROWER" is defined in the PREAMBLE.

         SUBPART I.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.


                                  PART II
                             AMENDMENTS TO THE
                        EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with SUBPART 2.1 through SUBPART 2.6; except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

         SUBPART II.1. AMENDMENTS TO RECITALS. The sixth recital of the Existing Credit Agreement is hereby amended by deleting the "and" at the end of clause
(g), adding the word "and" at the end of clause (h) and adding a new clause (i) at the end thereof to read as follows:

                  "(i) on the First Amendment Effective Date, from certain of the U.S. Lenders, a Term D Loan Commitment pursuant to which Borrowings of Term D Loans, in a maximum aggregate principal amount not to exceed $30,000,000, will be made to the U.S. Borrower in a single Borrowing to occur on the First Amendment Effective Date;

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

                  "CANADIAN PROPERTY" means the Canadian Borrower's existing production facility at 150 Beghin Avenue in Winnipeg, Manitoba.

                  "FIRST AMENDMENT" means the First Amendment to the Credit Agreement, dated as of June 30, 1999, among the Borrowers and the Lenders party thereto.

                  "FIRST AMENDMENT EFFECTIVE DATE" is defined in Section 3.1 of the First Amendment.

                  "MDC" means the Manitoba Development Corporation.

                  "MDC CAPITAL EXPENDITURES" means all Capital Expenditures actually made with the proceeds of the MDC Loan to upgrade the Canadian Property and purchase the New Equipment.

                  "MDC LOAN" means the construction loan from MDC to the Canadian Borrower, in an aggregate principal amount not to exceed Cdn $2,700,000, secured by the Canadian Property and the New Equipment and any guarantee by the Canadian Borrower of such loan, all on terms and conditions satisfactory to the Agents.

                  "NEW EQUIPMENT" means the Canadian Borrower's new equipment purchased with the proceeds of the MDC Loan in connection with the upgrade and expansion of the Canadian Property.

                  "TERM D LOAN COMMITMENT" is defined in SECTION 2.1.6.

                  "TERM D LOAN COMMITMENT AMOUNT" means, on any date,
                     $30,000,000.

                  "TERM D LOAN COMMITMENT TERMINATION DATE" means the
                     earliest of:

                           (a) June 30, 1999 (if the Term D Loans have not been
                  made prior to such date); and

                           (b) the date on which any Commitment Termination
                  Event occurs.

                  Upon the occurrence of any event described in CLAUSES (b), the Term D Loan Commitment shall terminate automatically and without any further action.

                  "TERM D LOANS" is defined in SECTION 2.1.6.

                  "TERM D NOTE" means a promissory note of the U.S. Borrower payable to any U.S. Lender, substantially in the form of EXHIBIT A-9 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the U.S. Borrower to such U.S. Lender resulting from outstanding Term D Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         SUBPART 2.1.2 Section 1.1 of the Existing Credit Agreement is hereby amended by amending

                  (a) the definition of "Applicable Margin" by inserting a new clause (f) at the end of clause (e) to read as follows:

                           (f) with respect to the unpaid principal amount of
                  each Term D Loan maintained as a (i) U.S. Base Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for U.S. Base Rate Loans" and (ii) LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                                                                         Applicable                 Applicable
                                                                         Margin For                 Margin For
                                                                          U.S. Base                    LIBO
                  Leverage Ratio                                         Rate Loans                 Rate Loans
                  --------------                                         ----------                 -----------

                  Less than 4.5:1                                          1.250%                     2.250%

                  Greater than or equal to 4.5:1 and less than
                  5.0:1                                                    1.500%                     2.500%

                  Greater than or equal to 5.0:1 and less than
                  5.75:1                                                   1.750%                     2.750%

                  Greater than or equal to 5.75:1                          2.000%                     3.000%

                  PROVIDED, HOWEVER, the Applicable Margin for Term D Loans for the period from the First Amendment Effective Date through (and including) the date on which the U.S. Agent receives a Compliance Certificate in respect of the Fiscal Quarter ended December 31, 1999 delivered pursuant to CLAUSE (c) of SECTION
                  9.1.1 shall be (A) 2.750% in the case of Term D Loans maintained as LIBO Rate Loans and (B) 1.750% in the case of Term D Loans maintained as Base Rate Loans.

                  (b) the definition of "Cash Flow Coverage Ratio" by inserting the phrase "(other than MDC Capital Expenditures)" after the words "Capital Expenditures" in clause (a) thereof;

                  (c) the definition of "EBITDA" by deleting the "." at the end of clause (h) and replacing it with "," and adding the word "PLUS" immediately thereafter and adding a new clause (i) and (j) at the end thereof to read as follows:

                           "(i) the amount deducted, in determining Net Income,
                  representing any increases in non-cash reserves for future returns of product and future charge-back reserves,

                  PLUS

                           "(j) the amount deducted, in determining Net Income,
                  representing reserves associated with the Madison, Wisconsin, Sherburne, New York and Kalamazoo, Michigan shutdowns and the reserve associated with the Your Life brand relaunch in the 2000 Fiscal Year,"

                  (d) the definition of "Stated Maturity Date" by deleting the "and" at the end of clause (b), replacing the "." at the end of clause
         (c) with "; and" and adding a new clause (d) at the end thereof to read as follows:

                 "(d) in the case of Term D Loans, December 30, 2005."

                  (e) and restating the following definitions:

                           "TERM LOAN" means, as the context may require, a Term
                  B Loan, a Term C Loan, a Term D Loan or a Canadian Term Loan.

                           "TERM LOAN COMMITMENT" means, as the context may
                  require, the Incremental Term B Loan Commitment, the Incremental Term C Loan Commitment, the Term D Loan Commitment or the Canadian Term Loan Commitment.

                           "TERM LOAN COMMITMENT AMOUNT" means, as the context
                  may require, the Incremental Term B Loan Commitment Amount, the Incremental Term C Loan Commitment Amount, the Term D Loan Commitment or the Canadian Term Loan Commitment.

                           "TERM LOAN COMMITMENT TERMINATION DATE" means, as the
                  context may require, the Incremental Term B Loan Commitment Termination Date, the Incremental Term C Loan Commitment Termination Date, the Term D Loan Commitment or the Canadian Term Loan Commitment Termination Date.

                           "TERM NOTE" means, as the context may require, a Term
                  B Note, a Term C Note, a Term D Note or a Canadian Term Note.

                           "U.S. LOAN" means, as the context may require, a
                  Term B Loan, a Term C Loan, a Term D Loan, a U.S. Revolving Loan or a Swing Line Loan.

                           "U.S. NOTE" means, as the context may require, a
                  U.S. Revolving Note, a Term B Note, a Term C Note, a Term D Loan or a U.S. Swing Line Note.

                           "U.S. PERCENTAGE" means, relative to any U.S. Lender,
                  the applicable percentage relating to U.S. Revolving Loans, Term B Loans, Term C Loans or Term D Loans, as the case may be, as set forth opposite its name on SCHEDULE II hereto (except in the case of Term D Loans, which are set forth on SCHEDULE III hereto) or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time (a) pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 12.11.1 or (b) by a reallocation pursuant to SECTION 2.2.3.

         SUBPART II.2. AMENDMENTS TO ARTICLE II. Article II of the Existing Credit Agreement is hereby amended as set forth as follows.

         SUBPART II.2.1. Section 2.1 of the Existing Credit Agreement is hereby amended by

                  (b) deleting the "or" at the end of clause (b) of Section 2.1.4, replacing the "." at the end of clause (c) with "; or" and adding a new clause (d) at the end thereof to read as follows:

                           "(d) all Term D Loans (i) of all U.S. Lenders would exceed the Term D Loan Commitment Amount; or (ii) of such U.S. Lender with a Term D Loan Commitment would exceed such U.S. Lender's U.S. Percentage of the Term D Loan Commitment Amount."

                  (b) adding a new Section 2.1.6 at the end thereof to read as follows:

                           "SECTION 2.1.6 TERM D LOAN COMMITMENT. In a single
                  Borrowing occurring on the First Amendment Effective Date, each U.S. Lender that has a Term D Loan Commitment will make loans (relative to such U.S. Lender, its "TERM D LOANS") to the U.S. Borrower equal to such U.S. Lender's U.S. Percentage of the aggregate amount of the Borrowing of Term D Loans requested by the U.S. Borrower to be made on such day (with the commitment of each such U.S. Lender described in this section herein referred to as its "TERM D LOAN COMMITMENT"). No amounts paid or prepaid with respect to Term D Loans may be reborrowed."

         SUBPART II.2.2. Clause (b)(ii) of Section 2.6 of the Existing Credit Agreement is hereby amended by deleting the phrase "a U.S. Revolving Note, a Term B Note and a Term C Note" in the first sentence thereof and replacing it with "a U.S. Note".

         SUBPART II.3. AMENDMENTS TO ARTICLE V. Section 5.1.1 of Article V of the Existing Credit Agreement is hereby amended by adding a new clause (l) following clause (k) to read as follows:

                  (l) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below (or, if a Quarterly Payment Date occurs on the next succeeding Business Day pursuant to the definition of Quarterly Payment Date, then on such next succeeding Business Day), the U.S. Borrower shall make a scheduled repayment of the outstanding principal amount, if any, of all Term D Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                  Amount of Required
                     Period                       Principal Payment
                     ------                       ------------------
           First Amendment Effective
           Date through (and
             including) 06/15/04                  $   75,000

           06/16/04 through (and
             including) 06/15/05                  $4,500,000

           06/16/05 through (and
             including) 9/15/05                   $5,250,000

           Stated Maturity Date for
             Term D Loans                         $5,250,000 or the then
                                                  outstanding principal amount
                                                  of all Term D Loans, if

                                                  Amount of Required
                     Period                       Principal Payment
                     ------                       ------------------
                                                  different.


         SUBPART II.4. AMENDMENTS TO ARTICLE IX. Article IX of the Existing Credit Agreement is hereby amended as set forth as follows.

         SUBPART II.4.1. Section 9.1.8 of the Existing Credit Agreement is hereby amended by adding a new subclause (iii) at the end of subclause (ii) of clause (a) thereof to read as follows:

                  "(iii) the Term D Loans to repay U.S. Revolving Loans on the First Amendment Effective Date and fees and expenses incurred in connection with the First Amendment."

         SUBPART II.4.2. Section 9.2.2 of the Existing Credit Agreement is hereby amended by deleting the "and" at the end of clause (k)(iii), adding the word "and" at the end of clause (l) and adding a new clause (m) at the end thereof to read as follows:

                  "(m) the MDC Loan;"

         SUBPART II.4.3. Section 9.2.3 of the Existing Credit Agreement is hereby amended by deleting the "and" at the end of clause (p), deleting the "." at the end of clause (q) and replacing it with "; and" and adding a new clause
(r) at the end thereof to read as follows:

                  "(r) Liens on the Canadian Property and New Equipment securing Indebtedness of the type described in CLAUSE (m) of
         SECTION 9.2.2;"

         SUBPART II.4.4. Section 9.2.16 of the Existing Credit Agreement is hereby amended by deleting the word "and" at the end of subclause (ii), deleting the "." at the end of clause (iii) and replacing it with "; and" and adding a new clause (iv) at the end thereof to read as follows:

                  "(iv) for the purposes of this Section, only 50% of the amount of MDC Capital Expenditures shall be considered Capital Expenditures."

         SUBPART II.5. SCHEDULE III TO CREDIT AGREEMENT. The Existing Credit Agreement is hereby amended by adding a new Schedule III thereto in the form of
SCHEDULE III hereto.

         SUBPART II.6. EXHIBIT A-9 TO CREDIT AGREEMENT. The Existing Credit Agreement is hereby amended by adding a new Exhibit A-9 thereto in the form of EXHIBIT A-9 hereto.


                                   PART III
                        CONDITIONS TO EFFECTIVENESS

         SUBPART III.1. FIRST AMENDMENT EFFECTIVE DATE. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "FIRST AMENDMENT", as of the date first above written (the "FIRST AMENDMENT EFFECTIVE DATE") when all of the conditions set forth in this SUBPART 3.1 have been satisfied.

         SUBPART III.1.1. EXECUTION OF COUNTERPARTS. The Agents shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the Borrowers and the Required Lenders.

         SUBPART III.1.2. RESOLUTIONS, ETC. The Agents shall have received from the U.S. Borrower, a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary as to (a) resolutions of each such the U.S. Borrower's Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Amendment and each other Loan Document to be executed by the U.S. Borrower and the transactions contemplated hereby and thereby and (b) the incumbency and signatures of those of its officers authorized to act, if applicable, with respect to this Amendment and each other Loan Document to be executed by the U.S. Borrower, upon which certificates each Lender, each Issuer and each Agent may conclusively rely until it shall have received a further certificate of the U.S. Borrower's Secretary or Assistant Secretary canceling or amending the prior certificate.

         SUBPART III.1.3. DELIVERY OF NOTES. The Agents shall have received, for the account of each U.S. Lender that has requested a Note prior to the Amendment Effective Date, such U.S. Lender's Term D Notes duly executed and delivered by an Authorized Officer of the U.S. Borrower.

         SUBPART III.1.4. AFFIRMATION AND CONSENT. The Agents shall have received an affirmation and consent in form and substance satisfactory to them, executed and delivered by an Authorized Officer of each Obligor (other than the Borrowers) under the Existing Credit Agreement and related Loan Documents.

         SUBPART III.1.5. AMENDMENT FEE. The Agents shall have received, for the account of each Lender signatory hereto prior to or on the First Amendment Effective Date, an amendment fee equal to .075% of each such Lender's Percentage of the Total Exposure Amount and all other fees, costs and expenses due and payable pursuant to Sections 12.3 of the Credit Agreement, if then invoiced.

         SUBPART III.1.6. OPINION OF COUNSEL. The Agents shall have received an opinion, dated the First Amendment Effective Date and addressed to the Agents and all Lenders, from Debevoise & Plimpton, counsel to the Obligors, in form and substance satisfactory to the U.S. Agent.

         SUBPART III.1.7. DELIVERY OF AMENDMENT EFFECTIVE DATE CERTIFICATE. The Agents shall have received executed counterparts of the Amendment Effective Date Certificate, dated the Amendment Effective Date and duly executed and delivered by the chief executive, financial or accounting (or equivalent thereof) Authorized Officer of the U.S Borrower, in which certificate the U.S Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the U.S Borrower made as of such date under this Amendment, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects.

         SUBPART III.1.8. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agents and their counsel.


                                    PART IV
                                 MISCELLANEOUS

         SUBPART IV.1. CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

         SUBPART IV.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

         SUBPART IV.3. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Each of the Borrowers represents and warrants on the First Amendment Effective Date that all of the statements contained in Section 7.2.1 of the Credit Agreement are true and correct.

         SUBPART IV.4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART IV.5. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART IV.6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SUBPART IV.7. RELEASE OF LIENS. The Lenders hereby acknowledges that the Agents may release Liens as necessary to allow the Borrowers to enter into the MDC Loan.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       LEINER HEALTH PRODUCTS INC.


                                       By  /s/  William B. Towne
                                          ------------------------------------
                                       Title: Executive Vice President & Chief
                                                   Financial Officer


                                       VITA HEALTH PRODUCTS INC.


                                       By  /s/  William B. Towne
                                          ------------------------------------
                                       Title: Treasurer


                                       THE BANK OF NOVA SCOTIA, as U.S. Agent,
                                          Canadian Agent, a U.S. Lender and a
                                          Canadian Lender


                                       By  /s/  Jim York
                                          ------------------------------------
                                       Title: Vice President

                                       CITICORP U.S.A., INC.


                                       By  /s/ Timothy L. Freeman
                                          -------------------------------------
                                       Title: Managing Director & SCO

                                       MERRILL LYNCH CAPITAL CORPORATION


                                       By  /s/ Carol J.E. Felly
                                          -------------------------------------
                                       Title:  Director

                                       LASALLE NATIONAL BANK

                                       By /s/ Susan Kaminski
                                          -------------------------------------
                                       Title: Vice President, Commercial Banking

                                       COMERICA BANK

                                       By /s/ Emmanuel M. Skevofilax
                                          -------------------------------------
                                       Title: Vice President

                                       BANK AUSTRIA CREDITANSTALT
                                       CORPORATE FINANCE, INC.


                                       By /s/ Clifford L. Wells
                                          -------------------------------------
                                       Title: Vice President & Team Leader


                                       By /s/ William H. Hunter
                                          -------------------------------------
                                       Title: Vice President

                                       IMPERIAL BANK, a California Banking
                                          Corporation


                                       By /s/ Ray Vadalma
                                          -------------------------------------
                                       Title: Senior Vice President

                                       DEEPROCK & COMPANY
                                       By: Eaton Vance Management,
                                           as Investment Advisor


                                       By  /s/ Payson F. Swaffield
                                          -------------------------------------
                                       Title: Vice President


                                       SENIOR DEBT PORTFOLIO
                                       By: Boston Management and Research,
                                           as Investment Advisor

                                       By  /s/ Payson F. Swaffield
                                          -------------------------------------
                                       Title: Vice President


                                       EATON VANCE SENIOR INCOME TRUST
                                       By: Eaton Vance Management,
                                           as Investment Advisor

                                       By  /s/ Payson F. Swaffield
                                          -------------------------------------
                                       Title: Vice President

                                      NORTHERN LIFE INSURANCE COMPANY
                                      By: ING Capital Advisors, Inc.,
                                          as Investment Advisor


                                      By  /s/ Helen Y. Rhee
                                         -------------------------------------
                                      Title: Vice President & Portfolio Manager


                                      ARCHIMEDES FUNDING II, LTD.
                                      By: ING Capital Advisors, Inc.,
                                          as Collateral Manager


                                      By /s/ Helen Y. Rhee
                                         -------------------------------------
                                      Title: Vice President & Portfolio Manager

                                     FLOATING RATE PORTFOLIO
                                     By: Chancellor LGT Senior Secured
                                         Management Inc., as attorney in fact


                                     By /s/ Kathleen A. Lenarcic
                                        -------------------------------------
                                     Title: Authorized Signatory

                                       MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                       By   /s/ John Wheeler
                                          -------------------------------------
                                       Title: Managing Director

                                       KZH CRESCENT LLC


                                       By  /s/ Virginia Conway
                                          -------------------------------------
                                       Title: Authorized Agent



                                       KZH ING-2 LLC


                                       By   /s/ Virginia Conway
                                          -------------------------------------
                                       Title: Authorized Agent



                                       KZH III LLC


                                       By  /s/ Virginia Conway
                                          -------------------------------------
                                       Title: Authorized Agent


                                       KZH CNC LLC


                                       By  /s/ Virginia Conway
                                          -------------------------------------
                                       Title: Authorized Agent

                                       CERES FINANCE LTD.


                                        By   /s/ John Cullinane
                                           ----------------------------------
                                        Title:  Director

                                       BANK OF AMERICA NT & SA


                                       By  /s/ Joanne Toth
                                          -------------------------------------
                                       Title: Vice President

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By  /s/ Scott Lane
                                          -------------------------------------
                                       Title: Vice President

                                       CONTINENTAL ASSURANCE COMPANY


                                       By   /s/ Mark L. Gold
                                          -------------------------------------
                                       Title: Managing Director

                                                               SCHEDULE III to
                                                              Credit Agreement


                              TERM D LOAN PERCENTAGES

                                                                 Percentage of
U.S. LENDERS                                                     Term D Loans
------------                                                     -------------
THE BANK OF NOVA SCOTIA                                               100%

                                                                   EXHIBIT A-9

                                    TERM D NOTE

$___________                                                     June __, 1999


     FOR VALUE RECEIVED, the undersigned, LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), promises to pay to ________________________ and its registered assigns (the "U.S. LENDER") on the Stated Maturity Date for all Term D Loans, the principal sum of __________________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of the Term D Loan shown on the schedule attached hereto (and any continuation thereof) made by the U.S. Lender pursuant to that certain Credit Agreement, dated as of May 15, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the U.S. Borrower, Vita Health Products Inc., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions (including the U.S. Lender) as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS") and The Bank of Nova Scotia ("SCOTIABANK"), acting through its New York Agency, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT"), Scotiabank, acting through its executive offices in Toronto, Ontario, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "CANADIAN AGENT", and together with the U.S. Agent, the "AGENTS"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The U.S. Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the U.S. Agent pursuant to the Credit Agreement.

     This Term D Note is one of the Term D Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term D Note and for a statement of the terms and conditions on which the U.S. Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness


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evidenced by this Term D Note and on which such Indebtedness may be declared to be immediately due and payable.

     The U.S. Borrower hereby irrevocably authorizes the U.S. Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of and the outstanding principal of, the Term D Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; PROVIDED, HOWEVER, that the failure of the U.S. Lender to make any such notations shall not limit or otherwise affect any Obligations of the U.S. Borrower.

     Any assignment or transfer of this Term D Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS TERM D NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                       LEINER HEALTH PRODUCTS INC.


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:


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                           TERM D LOAN AND PRINCIPAL PAYMENTS



                                       [TABLE]




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